RSM Richter Chamberland

RSM Richter Chamberland S.E.N.C.R.L./LLP
Comptables agréés
Chartered Accountants
2, Place Alexis Nihon
Montréal (Québec) H3Z 3C2
Téléphone/Telephone : 514.934.3400
Télécopieur/Facsimile : 514.934.3408
www.rsmrch.com

October 11, 2011

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated July 15, 2011 of News of China Inc. to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our Firm.

Yours truly,

RSM Richter Chamberland LLP

RSM Richter Chamberland LLP
Montréal, Québec